Exhibit 99.1

ASSET ACCEPTANCE CAPITAL CORP. ANNOUNCES

ALTERNATIVE TAKEOVER PROPOSAL NOT TO MOVE FORWARD

&

EARLY TERMINATION OF THE HART-SCOTT-RODINO WAITING PERIOD FOR

ACQUISITION BY ENCORE CAPITAL GROUP, INC.

AACC-ENCORE MERGER EXPECTED TO CLOSE IN THE SECOND QUARTER OF 2013

WARREN, MI, April 11, 2013 — Asset Acceptance Capital Corp. (Nasdaq: AACC) announced today that the third party (identified as “Company B” in the Registration Statement on Form S-4, file No. 333-187581, filed by Encore Capital Group, Inc., a Delaware corporation, with the Securities and Exchange Commission on March 27, 2013) who had submitted a preliminary written indication of interest concerning an alternative to the transactions contemplated by the previously announced Agreement and Plan of Merger with Encore and Pinnacle Sub, Inc. (a Delaware corporation and wholly owned subsidiary of Encore), dated as of March 6, 2013 (the “Merger Agreement”) informed Asset Acceptance on April 10, 2013 that it would be unable to submit a Superior Proposal (as that term is defined in the Merger Agreement) and of its determination not to move forward with its proposal.

As previously announced, Asset Acceptance has agreed under the Merger Agreement to be acquired by Encore for $6.50 a share, which represents a total equity value of approximately $200 million. Asset Acceptance shareholders will have the option to receive their consideration in cash or Encore stock or any combination of cash and Encore stock, at their election, with the aggregate stock consideration across all stockholders capped at 25% of the total consideration to be received. Asset Acceptance’s Board of Directors has approved the Merger Agreement with Encore, and Asset Acceptance and Encore are proceeding with the transaction. The closing of the merger with Encore, which is expected to be completed during the second quarter of 2013, is subject to the approval of Asset Acceptance’s stockholders at a to-be-scheduled special meeting and other customary closing conditions.

In addition, Asset Acceptance also announced today that its request for early termination of the waiting period with respect to the filings made under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended in connection with the proposed merger pursuant to the Merger Agreement has been granted and, therefore, such waiting period has ended and the related closing condition set forth in the Merger Agreement has been satisfied.

About Asset Acceptance Capital Corp.

For 50 years, Asset Acceptance has provided credit originators, such as credit card issuers, consumer finance companies, retail merchants, utilities and others an efficient alternative in recovering defaulted consumer debt. For more information, please visit www.AssetAcceptance.com.

Additional Information and Where to Find It

THIS PRESS RELEASE IS NOT A REQUEST FOR OR SOLICITATION OF A PROXY OR AN OFFER TO ACQUIRE ANY SHARES OF THE COMMON STOCK OF ASSET ACCEPTANCE. IN CONNECTION WITH THE PROPOSED TRANSACTION WITH ENCORE, ENCORE FILED A REGISTRATION STATEMENT ON FORM S-4 WITH THE SECURITIES AND EXCHANGE COMMISSION (“SEC”) ON MARCH 27, 2013 CONTAINING ASSET ACCEPTANCE’S INITIAL PROXY STATEMENT AND ASSET ACCEPTANCE INTENDS TO FILE A DEFINITIVE PROXY STATEMENT AND OTHER RELEVANT MATERIALS WITH THE SEC ONCE THE REGISTRATION STATEMENT IS DECLARED EFFECTIVE. A DEFINITIVE PROXY STATEMENT WILL BE SENT TO ASSET ACCEPTANCE’S STOCKHOLDERS SEEKING THEIR APPROVAL OF THE PROPOSED TRANSACTION. BEFORE MAKING ANY VOTING DECISION, ASSET ACCEPTANCE’S STOCKHOLDERS ARE URGED TO READ THE REGISTRATION STATEMENT (AND THE ASSET ACCEPTANCE’S PROXY STATEMENT CONTAINED THEREIN) IN ITS ENTIRETY WHEN IT

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BECOMES AVAILABLE AND ANY OTHER DOCUMENTS TO BE FILED WITH THE SEC IN CONNECTION WITH THE PROPOSED MERGER OR INCORPORATED BY REFERENCE IN THE REGISTRATION STATEMENT BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED MERGER AND THE PARTIES TO THE MERGER. ASSET ACCEPTANCE’S STOCKHOLDERS WILL BE ABLE TO OBTAIN THESE DOCUMENTS (WHEN AVAILABLE) FREE OF CHARGE AT THE SEC’S WEB SITE, HTTP://WWW.SEC.GOV. IN ADDITION, THEY MAY OBTAIN FREE COPIES OF THESE BY CONTACTING ASSET ACCEPTANCE CAPITAL CORP. BY MAIL ADDRESSED TO 28405 VAN DYKE AVENUE, WARREN, MICHIGAN 48093, ATTENTION: MARY ARRAF, BY TELEPHONE AT (586) 939-9600 (OPTION 5) OR VIA ELECTRONIC MAIL TO IR@ASSETACCEPTANCE.COM. ASSET ACCEPTANCE’S STOCKHOLDERS ALSO MAY READ AND COPY ANY REPORTS, STATEMENTS AND OTHER INFORMATION FILED WITH THE SEC AT THE SEC PUBLIC REFERENCE ROOM AT 100 F STREET, N.E., WASHINGTON, D.C. 20549. PLEASE CALL THE SEC AT 1-800-SEC-0330 OR VISIT THE SEC’S WEBSITE FOR FURTHER INFORMATION ON ITS PUBLIC REFERENCE ROOM.

ASSET ACCEPTANCE AND ITS DIRECTORS, EXECUTIVE OFFICERS AND CERTAIN OTHER MEMBERS OF MANAGEMENT AND EMPLOYEES OF ASSET ACCEPTANCE MAY BE DEEMED “PARTICIPANTS” IN THE SOLICITATION OF PROXIES FROM STOCKHOLDERS OF ASSET ACCEPTANCE IN FAVOR OF THE PROPOSED MERGER. INFORMATION REGARDING THE PERSONS WHO MAY, UNDER THE RULES OF THE SEC, BE CONSIDERED PARTICIPANTS IN THE SOLICITATION OF THE STOCKHOLDERS OF ASSET ACCEPTANCE IN CONNECTION WITH THE PROPOSED MERGER WILL BE SET FORTH IN THE REGISTRATION STATEMENT AND THE OTHER RELEVANT DOCUMENTS TO BE FILED WITH THE SEC. YOU CAN FIND INFORMATION ABOUT ASSET ACCEPTANCE’S EXECUTIVE OFFICERS AND DIRECTORS IN ITS ANNUAL REPORT ON FORM 10-K FOR THE FISCAL YEAR ENDED DECEMBER 31, 2012, WHICH WAS FILED ON MARCH 7, 2013 AND IN ITS DEFINITIVE PROXY STATEMENT FOR ITS 2012 ANNUAL MEETING OF STOCKHOLDERS FILED WITH THE SEC ON SCHEDULE 14A ON MARCH 28, 2012.

This document shall not constitute an offer to sell or the solicitation of an offer to buy any securities, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. No offering of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the U.S. Securities Act of 1933, as amended.

Forward Looking Statements

The statements in this press release that are not historical facts, including, most importantly, those statements preceded by, or that include, the words “may,” “believe,” “projects,” “expects,” “anticipates” or the negation thereof, or similar expressions, constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 (the “Reform Act”). These statements may include, but are not limited to, statements regarding our future operating results, performance, business plans or prospects. For all “forward-looking statements,” Asset Acceptance claims the protection of the safe harbor for forward-looking statements contained in the Reform Act. Such forward-looking statements involve risks, uncertainties and other factors which may cause actual results, performance or achievements of Asset Acceptance and its subsidiaries to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. These risks, uncertainties and other factors are discussed in the reports filed by Asset Acceptance with the Securities and Exchange Commission, including the most recent reports on Forms 10-K, 10-Q and 8-K, each as it may be amended from time to time. Asset Acceptance disclaims any intent or obligation to update these forward-looking statements

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Contacts:

Asset Acceptance Investor Relations

Mary Arraf

Tel 586-983-7087

marraf@assetacceptance.com

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